                                                         AMENDED AND RESTATED

                                              DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                                                 With

                                                  OppenheimerFunds Distributor, Inc.

                                                         For Class A Shares of

                                                Oppenheimer Rising Dividends Fund, Inc.

This Amended and Restated  Distribution and Service Plan and Agreement (the "Plan") is dated as of the 1st day of August,  2007, by and between Oppenheimer Rising Dividends Fund, Inc. (the "Fund") and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.       The Plan.  This Plan is the  Fund's  written  distribution  and  service  plan for Class A shares of the Fund (the  "Shares"), contemplated  by Rule 12b-1 as it may be amended from time to time (the  "Rule")  under the  Investment  Company Act of 1940 (the "1940
Act"),  pursuant to which the Fund will compensate the Distributor for its services in connection with the distribution of Shares,  and the personal  service and  maintenance  of  shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as  distributor  of securities  of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan.  The terms and  provisions  of this
Plan shall be interpreted and defined in a manner  consistent  with the provisions and definitions  contained in (i) the 1940 Act, (ii)
the Rule, (iii) Rule 2830 of the Conduct Rules of the National  Association of Securities Dealers,  Inc., or any amendment or successor to such rule (the "NASD Conduct  Rules") and (iv) any conditions  pertaining  either to  distribution-related  expenses or to a plan of distribution  to which the Fund is subject  under any order on which the Fund  relies,  issued at any time by the U.S.  Securities  and
Exchange Commission ("SEC").

2.       Definitions.  As used in this Plan, the following terms shall have the following meanings:

         (a)      "Recipient"  shall mean any  broker,  dealer,  bank or other  person or entity  which:  (i) has  rendered  assistance
(whether direct,  administrative  or both) in the distribution of Shares or has provided  administrative  support services with respect to Shares held by Customers  (defined  below) of the Recipient;  (ii) shall furnish the  Distributor  (on behalf of the Fund) with such information  as the  Distributor  shall  reasonably  request to answer such questions as may arise  concerning the sale of Shares;  and
(iii) has been selected by the Distributor to receive payments under the Plan.

         (b)      "Independent  Directors" shall mean the members of the Fund's Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or  indirect  financial  interest in the  operation  of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall mean such  brokerage or other  customers or  investment  advisory or other clients of a Recipient, and/or accounts as to which such Recipient provides administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by: (i) such
Recipient,  or (ii) such  Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one Recipient for purposes of this Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares, the Recipient  which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.

         (a)      Payments to the Distributor.  In  consideration of the payments made by the Fund to the Distributor  under this Plan, the  Distributor  shall  provide  administrative  support  services and  distribution  assistance  services to the Fund.  Such services include  distribution  assistance  and  administrative  support  services  rendered  in  connection  with  Shares (1) sold in  purchase transactions,  (2) issued in exchange for shares of another  investment  company for which the  Distributor  serves as  distributor  or sub-distributor,  or (3) issued  pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board  believes  that the
Distributor may not be rendering  appropriate  distribution  assistance or administrative  support services in connection with the sale of Shares,  then the Distributor,  at the request of the Board,  shall provide the Board with a written report or other  information to verify that the  Distributor is providing  appropriate  services in this regard.  For such  services,  the Fund will make the following payments to the Distributor:

                   (i)  Administrative  Support Services Fees.  Within  forty-five (45) days of the end of each calendar  quarter,  the
Fund will make  payments  in the  aggregate  amount of  0.0625%  (0.25% on an annual  basis) of the  average  during  the period of the aggregate net asset value of the Shares  computed as of the close of each business day (the "Service  Fee").  Such Service Fee payments received from the Fund will compensate the  Distributor for providing  administrative  support  services with respect to Accounts.  The administrative  support  services in connection  with  Accounts may include,  but shall not be limited to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii)  Distribution  Assistance Fees  (Asset-Based  Sales Charge).  Within ten (10) days of the end of each month, the
Fund will make  payments  in the  aggregate  amount of  0.020833%  (0.25% on an annual  basis) of the  average  during the month of the aggregate  net  asset  value of  Shares  computed  as of the  close  of each  business  day  (the  "Asset-Based  Sales  Charge").  Such
Asset-Based  Sales Charge payments  received from the Fund will compensate the  Distributor  for providing  distribution  assistance in connection with the sale of Shares.

                  The  distribution  assistance to be rendered by the Distributor in connection with the Shares may include,  but shall not be limited to, the  following:  (i) paying  sales  commissions  to any broker,  dealer,  bank or other  person or entity that sells
Shares,  and\or paying such persons  "Advance  Service Fee Payments" (as defined below) in advance of, and\or in amounts  greater than, the amount  provided for in Section 3(b) of this  Agreement;  (ii) paying  compensation to and expenses of personnel of the Distributor who support  distribution  of Shares by Recipients;  (iii) obtaining  financing or providing such financing from its own resources,  or from an  affiliate,  for the  interest and other  borrowing  costs of the  Distributor's  unreimbursed  expenses  incurred in rendering distribution  assistance and administrative  support services to the Fund; and (iv) paying other direct distribution  costs,  including without  limitation the costs of sales literature,  advertising and prospectuses  (other than those  prospectuses  furnished to current holders of the Fund's shares  ("Shareholders")) and state "blue sky" registration expenses.

         (b)      Payments  to  Recipients.  The  Distributor  is  authorized  under  the  Plan  to  pay  Recipients  (1)  distribution assistance  fees for rendering  distribution  assistance  in  connection  with the sale of Shares and/or (2) service fees for rendering administrative  support services with respect to Accounts.  However,  no such payments shall be made to any Recipient for any period in which its Qualified Holdings do not equal or exceed, at the end of such period, the minimum amount ("Minimum Qualified  Holdings"),  if any,  that  may be set  from  time to time by a  majority  of the  Independent  Directors.  All fee  payments  made by the  Distributor hereunder are subject to reduction or chargeback  so that the  aggregate  service fee payments and Advance  Service Fee Payments do not exceed the limits on payments to Recipients  that are, or may be,  imposed by the NASD Conduct  Rules.  The  Distributor  may make Plan payments  to any  "affiliated  person"  (as  defined in the 1940 Act) of the  Distributor  if such  affiliated  person  qualifies  as a
Recipient or retain such payments if the Distributor qualifies as a Recipient.

                  (i) Service Fee. In consideration of the  administrative  support services  provided by a Recipient,  the Distributor shall make service fee  payments to that  Recipient  quarterly  or at such other  interval as deemed  appropriate  by the  Distributor, within  forty-five (45) days of the end of each calendar  quarter or other period,  at a rate not to exceed 0.0625% (0.25% on an annual basis) of the average  during the period of the  aggregate  net asset value of Shares,  computed as of the close of each  business day, constituting  Qualified  Holdings  owned  beneficially  or of record by the Recipient or by its Customers for a period of more than the minimum period (the "Minimum Holding Period"), if any, that may be set from time to time by a majority of the Independent Directors.

                  Alternatively,  the Distributor  may, at its sole option,  make the following  service fee payments to any Recipient, within  forty-five (45) days of the end of each calendar  quarter or at such other interval as deemed  appropriate by the  Distributor:
(i) "Advance  Service Fee  Payments" at a rate not to exceed  0.25% of the average  during the calendar  quarter or other period of the aggregate  net asset value of Shares,  computed as of the close of  business  on the day such Shares are sold,  constituting  Qualified
Holdings,  sold by the Recipient  during that period and owned  beneficially  or of record by the Recipient or by its  Customers,  plus
(ii)  service  fee  payments  at a rate not to exceed  0.0625%  (0.25% on an annual  basis) of the  average  during  the  period of the aggregate  net  asset  value  of  Shares,  computed  as of the  close of each  business  day,  constituting  Qualified  Holdings  owned beneficially  or of record by the  Recipient  or by its  Customers  for a period of more  than one (1) year.  In the event  Shares  are redeemed  less than one year after the date such Shares were sold,  the  Recipient is obligated  to and will repay the  Distributor  on demand a pro rata  portion of such  Advance  Service  Fee  Payments,  based on the ratio of the time such  Shares  were held to one (1)
year.
                  The  administrative  support  services to be rendered by Recipients in connection with the Accounts may include,  but shall not be  limited  to, the  following:  answering  routine  inquiries  concerning  the Fund,  assisting  in the  establishment  and maintenance of accounts or sub-accounts in the Fund and processing Share redemption  transactions,  making the Fund's  investment plans and dividend  payment  options  available,  and  providing  such other  information  and services in  connection  with the rendering of personal services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii)     Distribution  Assistance Fees (Asset-Based  Sales Charge) Payments.  In its sole discretion and irrespective of  whichever  alternative  method of making  service fee  payments to  Recipients  is selected  by the  Distributor,  in addition  the
Distributor may make distribution  assistance fee payments to a Recipient  quarterly,  or at such other interval as deemed  appropriate by the  Distributor,  within  forty-five  (45) days after the end of each  calendar  quarter or other  period,  at a rate not to exceed
0.0625%  (0.25% on an annual  basis) of the average  during the period of the  aggregate  net asset value of Shares  computed as of the close of each  business day  constituting  Qualified  Holdings  owned  beneficially  or of record by the  Recipient  or its  Customers.
Distribution  assistance  fee payments  shall be made only to Recipients  that are registered  with the SEC as a  broker-dealer  or are exempt from registration.

                  The distribution  assistance to be rendered by the Recipients in connection with the sale of Shares may include,  but shall not be limited  to, the  following:  distributing  sales  literature  and  prospectuses  other  than those  furnished  to current
Shareholders,  providing  compensation to and paying  expenses of personnel of the Recipient who support the  distribution of Shares by the Recipient,  and providing such other  information and services in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority of the  Independent  Directors  may at any time or from time to time increase or decrease the rate of fees to be paid to the  Distributor  or to any  Recipient,  but not to exceed the rates set forth above,  and/or direct the  Distributor  to increase or decrease any Minimum  Holding Period or any Minimum  Qualified  Holdings.  The  Distributor  shall notify all Recipients of any Minimum  Qualified  Holdings and Minimum  Holding  Period that are  established  and the rate of payments  hereunder  applicable to
Recipients,  and shall  provide  each  Recipient  with written  notice  within  thirty (30) days after any change in these  provisions.
Inclusion of such provisions or a change in such provisions in a revised current prospectus shall constitute sufficient notice.

         (d)      The Service Fee and the Asset-Based  Sales Charge on Shares are subject to reduction or elimination  under the limits to which the Distributor is, or may become, subject under the NASD Conduct Rules.

         (e)      Under  the  Plan,  payments  may also be made to  Recipients:  (i) by  OppenheimerFunds,  Inc.  ("OFI")  from its own resources  (which may  include  profits  derived  from the  advisory  fee it receives  from the Fund),  or (ii) by the  Distributor  (a subsidiary of OFI), from its own resources,  from Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients  are  intended  to have  certain  rights as  third-party  beneficiaries  under this  Plan,  subject to the limitations  set forth below.  It may be presumed  that a Recipient has provided  distribution  assistance  or  administrative  support services  qualifying  for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments under the Plan. In the event that  either the  Distributor  or the Board  should  have  reason to believe  that,  notwithstanding  the level of  Qualified
Holdings,  a  Recipient  may  not be  rendering  appropriate  distribution  assistance  in  connection  with  the  sale  of  Shares  or administrative  support  services for  Accounts,  then the  Distributor,  at the request of the Board,  shall  require the Recipient to provide a written report or other  information to verify that said Recipient is providing  appropriate  distribution  assistance and/or services in this  regard.  If the  Distributor  or the Board of  Directors  still is not  satisfied  after the receipt of such  report, either may take appropriate steps to terminate the Recipient's  status as such under the Plan,  whereupon such Recipient's  rights as a third-party beneficiary hereunder shall terminate.  Additionally,  in their discretion,  a majority of the Fund's Independent Directors at any time may remove any broker,  dealer, bank or other person or entity as a Recipient,  where upon such person's or entity's rights as a third-party  beneficiary  hereof shall  terminate.  Notwithstanding  any other provision of this Plan, this Plan does not obligate or in any way make the Fund liable to make any  payment  whatsoever  to any person or entity  other than  directly to the  Distributor.
The Distributor  has no obligation to pay any Service Fees or Distribution  Assistance Fees to any Recipient if the Distributor has not
received payment of Service Fees or Distribution Fees from the Fund.

4.       Selection  and  Nomination  of  Directors.  While  this Plan is in  effect,  the  selection  and  nomination  of persons to be
Directors of the Fund who are not "interested  persons" of the Fund  ("Disinterested  Directors")  shall be committed to the discretion of the incumbent  Disinterested  Directors.  Nothing herein shall prevent the incumbent  Disinterested  Directors  from  soliciting the views or the  involvement  of others  in such  selection  or  nominations  as long as the  final  decision  on any such  selection  and nomination is approved by a majority of the incumbent Disinterested Directors.

5.       Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide  written  reports to the Fund's Board for its review,  detailing  the amount of all  payments  made under this Plan and the purpose  for which the  payments  were made.  The reports shall be provided quarterly, and shall state whether all provisions of  Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i) such  agreement may be terminated at any time,  without payment of any penalty,  by a vote of a majority of the  Independent  Directors or by a vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  Class A voting shares;  (ii) such termination shall be on not more than sixty days' written notice to any other party to the agreement;  (iii) such agreement  shall  automatically  terminate in the event of its  "assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when approved by a vote of the Board and its Independent  Directors cast in person at a meeting called for the purpose of voting on such  agreement;  and (v) such agreement  shall,  unless  terminated  as herein  provided,  continue in effect from year to year only so long as such  continuance  is specifically  approved at least  annually by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Amended and Restated Plan has been approved by a vote of the
Board and of the  Independent  Directors and replaces the Fund's prior Amended and Restated  Distribution  and Service Plan for Class A
Shares.  Unless  terminated as  hereinafter  provided,  it shall  continue in effect until renewed by the Board in accordance  with the
Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance  is  specifically approved at least annually by a vote of the Board and its  Independent  Directors cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to increase  materially  the amount of payments to be made under this Plan,  without  approval of the Class A Shareholders  at a meeting  called for that purpose,  and all material  amendments  must be approved by a vote of the Board and of the Independent Directors.

          This Plan may be terminated at any time by vote of a majority of the  Independent  Directors or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class A voting  shares.  In the event of such  termination,  the
Board and its  Independent  Directors shall  determine  whether the Distributor  shall be entitled to payment from the Fund of all or a portion  of the  Service  Fee and/or the  Asset-Based  Sales  Charge in  respect  of Shares  sold prior to the  effective  date of such termination.

                                                     Oppenheimer Rising Dividends Fund, Inc.

                                                     By:
                                                              /s/ Robert G. Zack
                                                              Robert G. Zack, Vice President & Secretary

                                                     OppenheimerFunds Distributor, Inc.

                                                     By:
                                                              /s/  Robert Grill
                                                              Robert Grill, Senior Vice President